                                                      Registration No.__________

   As filed with the Securities and Exchange Commission on September 21, 1995

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                          Registration Statement under
                           the Securities Act of 1933
                                ----------------

                         AIRTOUCH COMMUNICATIONS, INC.
                             A DELAWARE CORPORATION
                       I.R.S. EMPLOYER NUMBER 94-3213132

          ATI FINANCING II                             ATI FINANCING I
A DELAWARE STATUTORY BUSINESS TRUST          A DELAWARE STATUTORY BUSINESS TRUST
   I.R.S. EMPLOYER NUMBER PENDING              I.R.S. EMPLOYER NUMBER PENDING

                             ONE CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 658-2000


                                ----------------
                         Agent for Service of Process:
                                Margaret G. Gill
             Vice President, Legal, External Affairs and Secretary
                         AirTouch Communications, Inc.
                             One California Street
                        San Francisco, California 94111
                                 (415) 658-2000

                                                   Copies to:
        Kristina Veaco                      Nathaniel M. Cartmell III                        Peter Darrow
         Sharon Le Duy                         Katharine A. Martin                Cleary, Gottlieb, Steen & Hamilton
 AirTouch Communications, Inc.              Pillsbury Madison & Sutro                     One Liberty Plaza
     One California Street                    235 Montgomery Street                    New York, NY 10006-1470
San Francisco, California 94111          San Francisco, California 94104                    (212) 225-2000
        (415) 658-2000                            (415) 983-1000


                           --------------------------
         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /x/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_______

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_______

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /_______

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                      Proposed           Proposed
                                                   Amount             Maximum             Maximum          Amount of
               Title of Shares                      to be         Aggregate Price        Aggregate       Registration
              to be Registered                   Registered         Per Unit (1)    Offering Price (1)        Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01(2)
---------------------------------------------------------------------------------------------------------------------
Preferred Stock (3)
---------------------------------------------------------------------------------------------------------------------
Depositary Shares
---------------------------------------------------------------------------------------------------------------------
Debt Securities (4)
---------------------------------------------------------------------------------------------------------------------
Warrants (5)
---------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts (6)
---------------------------------------------------------------------------------------------------------------------
Stock Purchase Units (7)
---------------------------------------------------------------------------------------------------------------------
Preferred Securities of ATI Financing I (8)
---------------------------------------------------------------------------------------------------------------------
Preferred Securities of ATI Financing II (8)
---------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities (9)
---------------------------------------------------------------------------------------------------------------------
Total                                          $2,000,000,000           100%        (10)                  $689,655.17
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2) Subject to note (10) below, there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant, including sales upon exercise of Warrants, Stock Purchase Contracts and Stock Purchase Units. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion, redemption or exchange of Preferred Stock or Debt Securities registered hereby. The Common Stock being registered includes associated Preferred Stock Purchase Rights.
(3) Subject to note (10) below, there are registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the Registrant, including sales upon exercise of Warrants, Stock Purchase Contracts and Stock Purchase Units, and an indeterminate number of shares of Preferred Stock as shall be issuable upon conversion, redemption or exchange of Debt Securities registered hereby.
(4) Subject to note (10) below, there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by the Registrant, including sales upon the exercise of Warrants. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $2,000,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (10) below, there are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock, Common Stock, or shares of capital stock or debt of another corporation or entity.
(6) Subject to note (10) below, there are being registered hereunder an indeterminate amount and number of Stock Purchase Contracts, representing rights to purchase Preferred Stock or Common Stock.
(7) Subject to note (10) below, there are being registered hereunder an indeterminate amount and number of Stock Purchase Units, representing ownership of Stock Purchase Contracts and Debt Securities, or debt obligations of third parties, including U.S. Obligations or Preferred Securities.
(8) Subject to note (10) below, there are being registered hereunder an indeterminate amount of Preferred Securities as may be sold from time to time, including sales pursuant to Stock Purchase Units.
(9) Subject to note (10) below, there are being registered hereunder an indeterminate amount of Guarantees of Preferred Securities as may be sold from time to time, including sales pursuant to Stock Purchase Units. No separate consideration will be received for any Guarantees.
(10) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $2,000,000,000. Any Securities registered hereunder may be sold separately or as units with other securities registered hereunder.

                                --------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 1995
PROSPECTUS

                                 $2,000,000,000
                         AIRTOUCH COMMUNICATIONS, INC.
       COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES, DEBT SECURITIES,
            COMMON STOCK WARRANTS, PREFERRED STOCK WARRANTS, THIRD
      PARTY WARRANTS, DEBT WARRANTS, STOCK PURCHASE CONTRACTS, AND STOCK
                                PURCHASE UNITS

                                ATI FINANCING I
                                ATI FINANCING II
       PREFERRED SECURITIES, GUARANTEED TO THE EXTENT SET FORTH HEREIN
                       BY AIRTOUCH COMMUNICATIONS, INC.

         AirTouch Communications, Inc. (the "Company" or "AirTouch"), a
Delaware corporation, directly or through agents, dealers or underwriters designated from time to time, may issue and sell from time to time up to $2,000,000,000 (or, if applicable, the equivalent thereof in other currencies) in the aggregate, subject to the limitations set forth below, of (a) shares of common stock, $0.01 par value per share, of the Company ("Common Stock"), (b) shares of preferred stock, $0.01 par value per share, of the Company
("Preferred Stock"), in one or more series, (c) depositary shares of the Company ("Depositary Shares"), (d) unsecured senior or subordinated debt securities of the Company ("Debt Securities"), (e) options, warrants and other rights to purchase shares of Common Stock ("Common Stock Warrants") or shares of Preferred Stock ("Preferred Stock Warrants"), (f) options, warrants and other rights to purchase shares of capital stock or debt of another corporation or other entity ("Third Party Warrants"), (g) options, warrants and other rights to purchase Debt Securities ("Debt Warrants"), (h) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock or Preferred Stock or (i) stock purchase units ("Stock Purchase Units") each representing ownership of a Stock Purchase Contract and Preferred Stock, Debt Securities, debt obligations of third parties, including the United States of America or agencies or instrumentalities thereof ("U.S. Obligations"), Preferred Securities (as defined below) securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contract, or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

         ATI Financing I and ATI Financing II, each of which is a statutory business trust formed under the laws of the State of Delaware (each an "ATI Trust") and the Common Securities of which will be wholly-owned by the Company at the time of issuance of Preferred Securities, may offer preferred securities, representing undivided beneficial interests in the assets of the respective ATI Trust ("Preferred Securities"). The payment of periodic cash distributions with respect to Preferred Securities of each of the ATI Trusts out of moneys held by each of the ATI Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each a "Guarantee"). See "Description of the Guarantees." The Company's obligations under the Guarantees are subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior Preferred Stock, if any, issued from time to time by the Company. In the event an ATI Trust issues Preferred Securities or Common Securities (as defined herein), the proceeds to such ATI Trust from such offering will be invested in subordinated Debt Securities, which will be issued and sold in one or more series by the Company to such ATI Trust or the trustee of such trust. The subordinated Debt Securities purchased by an ATI Trust may be subsequently distributed pro rata to holders of Preferred Securities or Common Securities in connection with the dissolution of such ATI Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         ADDITIONAL INFORMATION REGARDING THE SECURITIES IS SET FORTH ON THE INSIDE FRONT COVER.

         FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE "GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS" ON PAGE 5.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is __________, 1995

         The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts, Stock Purchase Units, Preferred Securities and Guarantees are collectively referred to herein as the "Securities."

         The Company or either ATI Trust may sell the Securities to or through underwriters, dealers or agents or directly to purchasers. See "Plan of Distribution." The Company and each ATI Trust reserve the sole right to accept and, together with their respective agents from time to time, to reject in whole or in part any proposed purchase of Securities to be made directly or through agents. The accompanying Prospectus Supplement sets forth, among other things, the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, and any applicable fee, commission or discount arrangements with them.

                                --------------

         All specific terms of the offering and sale of Securities, including the initial public offering price, aggregate amount, listing on any securities exchange or quotation system, risk factors and the agents, dealers or underwriters, if any, to be utilized in connection with the sale of the Securities, will be set forth in an accompanying Prospectus Supplement ("Prospectus Supplement"). With respect to the Preferred Stock, the related Prospectus Supplement will set forth, among other things, the specific designation, rights, preferences, privileges and restrictions thereof, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, and any conversion, exchange, redemption or sinking fund provisions. With respect to the Debt Securities, the related Prospectus Supplement will set forth, among other things, the specific designation, rights and restrictions, including whether they are senior or subordinated, the currencies or currency units in which they are denominated, the aggregate principal amount, the maturity, rate (or method of ascertaining the same) and time of payment of interest, and any conversion, exchange, redemption or sinking fund provisions. With respect to the Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants and Debt Warrants, the related Prospectus Supplement will contain, among other things, a description of the Common Stock, Preferred Stock, capital stock or debt of such third party and Debt Securities, respectively, for which each warrant will be exercisable and the exercise price, duration, detachability, call provisions and other principal terms of such Warrants. With respect to the Stock Purchase Contracts, the related Prospectus Supplement will set forth, among other things, the designation and number of shares of Common Stock or Preferred Stock issuable thereunder, the purchase price of the Common Stock or Preferred Stock, the date or dates on which the Common Stock or Preferred Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or visa versa, and the terms of the offering and sale thereof. In the case of Stock Purchase Units, the related Prospectus Supplement will set forth, among other things, the specific terms of the Stock Purchase Contracts and any Preferred Stock, Debt Securities or debt obligations of third parties or Preferred Securities securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof. With respect to the Preferred Securities, the related Prospectus Supplement will set forth, among other things, the specific designation, rights, preferences, privileges and restrictions thereof, including dividend rate or rates (or method of ascertaining the same), dividend payment dates, voting rights, liquidation preference, and any conversion, exchange, redemption or sinking fund provisions, the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of subordinated Debt Securities of the Company and the terms upon which the obligations of the ATI Trust to make periodic cash distributions on the Preferred Securities or make payments upon liquidation or dissolution of the ATI Trust or upon redemption of the Preferred Securities, to the extent funds are available therefor, shall be unconditionally guaranteed by AirTouch.

                                --------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OVERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE ON WHICH THE SECURITIES ARE LISTED, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                 INDEX OF TERMS

                                                                  Page on Which
Term                                                             Term is Defined
----                                                             ---------------
Acquiring Party . . . . . . . . . . . . . . . . .                       7
AirTouch  . . . . . . . . . . . . . . . . . . . .                       1
ATI Trust . . . . . . . . . . . . . . . . . . . .                       1
ATI Trustees  . . . . . . . . . . . . . . . . . .                       5
Certificate of Incorporation  . . . . . . . . . .                       6
Code  . . . . . . . . . . . . . . . . . . . . . .                      22
Commission  . . . . . . . . . . . . . . . . . . .                       4
Common Securities . . . . . . . . . . . . . . . .                       5
Common Securities Guarantees  . . . . . . . . . .                      19
Common Stock  . . . . . . . . . . . . . . . . . .                       1
Common Stock Warrants . . . . . . . . . . . . . .                       1
Company . . . . . . . . . . . . . . . . . . . . .                       1
Debt Securities . . . . . . . . . . . . . . . . .                       1
Debt Warrants . . . . . . . . . . . . . . . . . .                       1
Debt Warrant Agent  . . . . . . . . . . . . . . .                      17
Debt Warrant Agreement  . . . . . . . . . . . . .                      17
Debt Warrant Certificates . . . . . . . . . . . .                      17
Debt Warrant Provisions . . . . . . . . . . . . .                      17
Declaration . . . . . . . . . . . . . . . . . . .                       5
Delaware Trustee  . . . . . . . . . . . . . . . .                       5
Deposit Agreement . . . . . . . . . . . . . . . .                       9
Depositary  . . . . . . . . . . . . . . . . . . .                       9
Depositary Receipts . . . . . . . . . . . . . . .                       8
ERISA . . . . . . . . . . . . . . . . . . . . . .                      22
Exchange Act  . . . . . . . . . . . . . . . . . .                       4
Global Debt Securities  . . . . . . . . . . . . .                      11
Guarantees  . . . . . . . . . . . . . . . . . . .                       1
Guarantee Payments  . . . . . . . . . . . . . . .                      19
Guarantee Trustee . . . . . . . . . . . . . . . .                      19
Indentures  . . . . . . . . . . . . . . . . . . .                      11
Mandatory Debt Securities . . . . . . . . . . . .                      12
Permitted Offer . . . . . . . . . . . . . . . . .                       7
Preferred Securities  . . . . . . . . . . . . . .                       1
Preferred Stock . . . . . . . . . . . . . . . . .                       1
Preferred Stock Warrants  . . . . . . . . . . . .                       1
Prospectus Supplement . . . . . . . . . . . . . .                       2
Property Trustee  . . . . . . . . . . . . . . . .                       5
Redemption Price  . . . . . . . . . . . . . . . .                       7
Registration Statement  . . . . . . . . . . . . .                       4
Regular Trustees  . . . . . . . . . . . . . . . .                       5
Rights  . . . . . . . . . . . . . . . . . . . . .                       7
Rights Plan . . . . . . . . . . . . . . . . . . .                       7
Securities  . . . . . . . . . . . . . . . . . . .                       1
Securities Act  . . . . . . . . . . . . . . . . .                       4
Senior Debt Securities  . . . . . . . . . . . . .                      11
Senior Indenture  . . . . . . . . . . . . . . . .                      11
Sponsor . . . . . . . . . . . . . . . . . . . . .                       5
Stock Purchase Contract . . . . . . . . . . . . .                       1
Stock Purchase Unit . . . . . . . . . . . . . . .                       1
Stock Warrants  . . . . . . . . . . . . . . . . .                      15
Stock Warrant Agent . . . . . . . . . . . . . . .                      15
Stock Warrant Agreement . . . . . . . . . . . . .                      15
Stock Warrant Certificates  . . . . . . . . . . .                      15
Stock Warrant Provisions  . . . . . . . . . . . .                      15
Subordinated Debt Securities  . . . . . . . . . .                      11
Subordinated Indenture  . . . . . . . . . . . . .                      11
Subscrition Right . . . . . . . . . . . . . . . .                       7
Third Party Company . . . . . . . . . . . . . . .                      11
Third Party Registration Statement  . . . . . . .                      11
Third Party Securities  . . . . . . . . . . . . .                      11
Third Party Warrant Agent . . . . . . . . . . . .                      16
Third Party Warrant Agreement . . . . . . . . . .                      16
Third Party Warrant Certificates  . . . . . . . .                      16
Third Party Warrants  . . . . . . . . . . . . . .                       1
Trust Indenture Act . . . . . . . . . . . . . . .                       5
Trust Securities  . . . . . . . . . . . . . . . .                       5
U.S. Dollar, Dollar, U.S. $, $  . . . . . . . . .                       3
U.S. Obligations  . . . . . . . . . . . . . . . .                       1
Voluntary Debt Securities . . . . . . . . . . . .                      12

                                --------------

         References herein to "U.S. dollar," "dollar," "U.S.$" or "$" are to the lawful currency of the United States of America.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning AirTouch Communications, Inc. can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

         The Company and the ATI Trusts have filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

         No separate financial statements of the ATI Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Securities because: (i) the Company, a reporting company under the Exchange Act, owns, directly or indirectly, all of the voting securities of each ATI Trust, (ii) neither ATI Trust has any independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the ATI Trusts and investing the proceeds thereof in subordinated Debt Securities, and (iii) the obligations of each ATI Trust to make periodic cash payments on Preferred Securities and payments upon liquidation or dissolution of such ATI Trust or upon redemption of the Preferred Securities, to the extent funds are available therefor, are unconditionally guaranteed by the Company. See "Description of the Guarantees" and "Description of the Debt Securities-Subordinated Debt Securities."

                                --------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995;

         (c) the Company's Current Report on Form 8-K, date of Report: June 30, 1995; and

         (d) the Company's Current Report on Form 8-K, date of Report:
             September 20, 1995.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of the Prospectus has been delivered, and who makes a written or oral request, a copy of any and all of the information that has been incorporated by reference in the Prospectus or any Prospectus Supplement, excluding exhibits. Requests should be directed to: Investor Relations, AirTouch Communications, Inc., One California Street, San Francisco, California 94111, telephone number:
(415) 658-2000.

                         AIRTOUCH COMMUNICATIONS, INC.

         AirTouch Communications, Inc. is one of the world's leading wireless telecommunications companies, with significant cellular interests in the United States, Western Europe and Asia. In the United States, the Company controls or shares control over cellular systems in ten of the thirty largest markets, including Los Angeles, San Francisco, San Diego, Detroit and Atlanta. Internationally, the Company holds significant ownership interests, with board representation and substantial operating influence, in national cellular systems operating in Germany, Japan, Portugal, Sweden and Belgium, and in systems under construction in Italy, South Korea, Spain and India. The Company is also one of the leading providers of paging services in the United States.

         The Company's executive offices are located at One California Street, San Francisco, California, 94111, telephone number (415) 658-2000.


                                 THE ATI TRUSTS

         Each of AirTouch Financing I and AirTouch Financing II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by AirTouch, as sponsor for such trust (the "Sponsor"), and the ATI Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 19, 1995. The declarations will be amended and restated in their entirety (each as so amended and restated a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be qualified as Indentures under the Trust Indenture Act of 1939. Each ATI Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the proceeds received by the ATI Trust from the sale of the Trust Securities in subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, upon an event of default under a Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each ATI Trust. Each ATI Trust has a term of approximately 55 years but may terminate earlier, as provided in each Declaration. Each ATI Trust's business and affairs will be conducted by the trustees (the "ATI Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. The holder of the Common Securities of an ATI Trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the ATI Trustees therefor. The duties and obligations of the ATI Trustees shall be governed by the Declaration of such ATI Trust. A majority of the ATI Trustees of each ATI Trust will be persons who are employees or officers of or who are affiliated with the Company (the "Regular Trustees"). In certain limited circumstances set forth in a Prospectus Supplement, the holders of a majority of the Preferred Securities will be entitled to appoint one additional Regular Trustee who need not be an employee or officer of or otherwise affiliated with ATI.
One ATI Trustee of each ATI Trust will be a financial institution that is not affiliated with the Company and has combined capital and surplus of not less than $100,000,000, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one ATI Trustee of each ATI Trust will have a principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the ATI Trusts and the offering of the Trust Securities.

         The office of the Delaware Trustee for each AirTouch Trust is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware. The address for each ATI Trust is c/o the Company, the Sponsor of each Trust, at One California Street, San Francisco, California 94111.


                                USE OF PROCEEDS

         Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities offered hereby will be used for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to combined fixed charges on a historic basis from continuing operations of the Company for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges included in pre-tax income, adjusted for equity in net losses and distributed net income of certain less-than-fifty-percent-owned unconsolidated wireless systems, and minority interests in net losses of certain consolidated wireless systems. Fixed charges include interest on indebtedness and the portion of rental expense representative of the interest factor.

                   Year ended December 31,                             Six months ended
  --------------------------------------------------------             ----------------
  1990         1991         1992         1993         1994                   1995
  ----         ----         ----         ----         ----                   ----
  3.8          2.8          1.8           4.8          9.9                   15.6


               GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS

         The Company may offer under this Prospectus shares of Common Stock or Preferred Stock, Debt Securities, Common Stock Warrants, Preferred Stock Warrants, Third Party Warrants, Debt Warrants, Stock Purchase Contracts or Stock Purchase Units or any combination of the foregoing, either individually or as units consisting of one or more Securities. Each ATI Trust may offer under this Prospectus Preferred Securities. The aggregate offering price of Securities offered by the Company or any ATI Trust under this Prospectus will not exceed $2,000,000,000 (or the equivalent thereof in other currencies). CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SECURITY. IN ADDITION, CERTAIN RISK FACTORS RELATING TO THE COMPANY'S BUSINESS ARE SET FORTH IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 1994, BEGINNING ON PAGE 2 UNDER THE HEADING "INVESTMENT CONSIDERATIONS."


                        DESCRIPTION OF THE COMMON STOCK

GENERAL

         Under the Company's Certificate of Incorporation (the "Certificate of Incorporation"), the Company is authorized to issue up to 1.1 billion shares of Common Stock. The Common Stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of the Company. Holders of shares of Common Stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of the Company. The holders of Common Stock are entitled to receive dividends, if any, as and when declared from time to time by the Board of Directors of the Company out of funds legally available therefor. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of the Company available for distribution to holders of Common Stock. The shares of Common Stock currently outstanding are fully paid and nonassessable.

CERTAIN CERTIFICATE OF INCORPORATION PROVISIONS

         Certain provisions in the Company's Certificate of Incorporation and By-laws may have the effect of delaying, deferring or preventing a change in control of the Company. These provisions require that the Company's Board of Directors be divided into three classes that are elected for staggered three-year terms; provide that stockholders may act only at annual or special meetings and may not act by written consent; do not permit stockholders to cumulate votes in the election of directors; authorize the directors of the Company to determine the size of the Board of Directors; require a vote of 66 2/3% of the shares outstanding for the amendment of any of the foregoing provisions; require that stockholder nominations for directors be made to the Nominating Committee of the Company prior to a meeting of stockholders or pursuant to timely notice; provide that special meetings of stockholders may be called only by certain officers of the Company or by the Board of Directors; and authorize the Board of Directors to establish one or more series of Preferred Stock, without any further stockholder approval, having rights, preferences, privileges and limitations that could impede or discourage the acquisition of control of the Company.

RIGHTS AGREEMENT

         The Company's Board of Directors has adopted a shareholder rights plan (the "Rights Plan") that provides for the distribution of rights ("Rights") to holders of outstanding shares of Common Stock. Except as set forth below, each Right, when exercisable, entitles the holder thereof to purchase from the Company one one-hundredth of a share of Series A Preferred Stock at a price of $80 per share, subject to adjustment. The Rights do not have voting rights.

         Initially, the Rights are attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will not separate from the Common Stock and will not be exercisable until the earlier of either (i) a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of securities representing 10% or more of the Common Stock of the Company (an "Acquiring Party") or (ii) 10 days following the commencement of (or a public announcement of an intention to make) a tender offer or exchange offer which would result in any person or group of affiliated persons becoming an Acquiring Party. The Rights will expire on the earliest of (x) September 19, 2004, (y) consummation of a merger transaction with a person or group acquiring Common Stock pursuant to a Permitted Offer (defined below), or (z) redemption by the Company, as described below.

         In the event that a person has become an Acquiring Party, proper provision will be made so that each holder of a Right (other than an Acquiring Party) will thereafter have the right (the "Subscription Right") for a 60-day period to receive, upon the exercise of the Right by the holder at the then current exercise price, that number of shares of Common Stock of the Company (or of Series A Preferred Stock or other common stock equivalents if all Common Stock has been issued) which would have a market value at the time of such transaction of two times the exercise price for each Right. This provision of the Rights Plan does not apply, however, to a tender offer or exchange offer for all outstanding shares of the Company's Common Stock at a price and on terms determined by at least a majority of the disinterested members of the Board of Directors to be in the best interests of the Company and its shareholders (a "Permitted Offer").

         If, after a public announcement has been made that a person has become an Acquiring Party, either (i) the Company is involved in a merger or other business combination (other than with a person who acquired shares pursuant to a Permitted Offer) or (ii) 50% or more of the Company's assets are sold in one or a series of transactions, proper provision will be made so that each holder of a Right (other than an Acquiring Party) will thereafter have the right to receive, upon the exercise of the Right by the holder at the then current exercise price, that number of shares of Common Stock of the Company or of the acquiring company (whichever remains as the surviving corporation under the terms of the merger or consolidation) which would have a market value at the time of such transaction of two times the exercise price for each Right.

         The Board of Directors, at its option, may at any time after a person becomes an Acquiring Party (but not after the acquisition by such person of 50% or more of the outstanding Common Stock) exchange on behalf of the Company all or part of the then outstanding and exercisable Rights for shares of Common Stock (or Common Stock equivalents), at an exchange ratio of one share of Common Stock or equivalent for each Right.

         At any time prior to the earlier to occur of either (i) a person becoming an Acquiring Party or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). After a person becomes an Acquiring Party, the Company may also redeem the Rights in whole, but not in part, at the Redemption Price (x) if such redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Party or certain other related parties or (y) following an event giving rise to, and the expiration of the 60-day exercise period for, the Subscription Right if and for as long as any Acquiring Party owns less than 10% of the Company's voting securities.

         The Rights Plan may have the effect of delaying, deferring or preventing a change in control of the Company without further action of the stockholders and therefore could have a depressive effect on the price of the Common Stock.

LISTING

         The Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "ATI."

                       DESCRIPTION OF THE PREFERRED STOCK

         Under the Certificate of Incorporation, the Board of Directors of the Company may direct the issuance of up to 50 million shares of Preferred Stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors pursuant to a certificate of designation without any further vote or action by the Company's stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of Preferred Stock will be described in the Prospectus Supplement relating to that series. The description of Preferred Stock set forth below and the description of the terms of a particular series of Preferred Stock set forth in the related Prospectus Supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related Prospectus Supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of Preferred Stock described in such Prospectus Supplement.

         The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to such series. A Prospectus Supplement relating to each series will specify the terms of the Preferred Stock as follows:

                 (a) The maximum number of shares to constitute the series and the distinctive designation thereof;

                 (b) The annual dividend rate, if any, on shares of the series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

                 (c) The price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

                 (d) The liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of the Company;

                 (e) Whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund;

                 (f) The terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Company or a third party or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                 (g) The voting rights, if any, on the shares of the series; and

                 (h) Any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions thereof.

         As described under "Depositary Shares," the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing a fractional interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Depositary (as defined below).

                      DESCRIPTION OF THE DEPOSITARY SHARES

         The description set forth below and in the related Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipts relating to each series of the Preferred Stock which have been or will be filed with the Commission in connection with the offering of fractional interests in such series of the Preferred Stock.

GENERAL

         The Company may, at its option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. In the event such option is exercised, the Company will provide for the issuance by a Depositary to the public of receipts for Depositary Shares, each of which will represent a fractional interest as set forth in the Prospectus Supplement relating to a particular series of the Preferred Stock.

         The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the Preferred Stock underlying such Depositary Shares (including dividend, voting, redemption, conversion and liquidation rights). The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

         Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

         Upon surrender of Depositary Receipts at the office of the Depositary and upon payment of the charges provided in the Deposit Agreement and subject to the terms thereof, a holder of Depositary Shares is entitled to have the Depositary deliver to such holder the whole shares of Preferred Stock underlying the Depositary Shares evidenced by the surrendered Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

         The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders on the relevant record date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Shares.

         In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF DEPOSITARY SHARES

         If a series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary

Shares relating to shares of Preferred Stock so redeemed. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

         After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

VOTING THE PREFERRED STOCK

         Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares relating to such Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

         The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the existing holders of Depositary Shares will not be effective unless such amendment has been approved by the record holders of at least a majority of the Depositary Shares then outstanding. A Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares relating thereto have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock of the relevant series in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Shares.

CHARGES OF DEPOSITARY

         The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

MISCELLANEOUS

         The Depositary will forward to the holders of Depositary Shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

         Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control from performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

         The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time with notice remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 90 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.


                       DESCRIPTION OF THE DEBT SECURITIES

GENERAL

         The Company may offer under this Prospectus Senior Debt Securities (as defined below) or Subordinated Debt Securities (as defined below) or any combination of the foregoing. The Debt Securities will represent unsecured general obligations of the Company, and will either (i) rank prior to all subordinated indebtedness of the Company and pari passu with all other indebtedness of the Company (the "Senior Debt Securities") or (ii) be subordinate in right of payment to certain other debt obligations of the Company (the "Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities may be issued under indentures substantially in the forms filed as exhibits to the Registration Statement. In this Prospectus, the indenture relating to Senior Debt Securities is referred to as a "Senior Indenture," the indenture relating to Subordinated Debt Securities is referred to as a "Subordinated Indenture," and the Senior Indenture and the Subordinated Indenture are collectively referred to as "Indentures." None of the Indentures will limit the amount of Debt Securities that may be issued thereunder, and each Indenture will provide that Debt Securities may be issued thereunder up to an aggregate principal amount authorized from time to time by the Company and may be payable in any currency or currency unit designated by the Company or in amounts determined by reference to an index. The following summary of certain provisions in the Indentures pursuant to which Debt Securities are issued or in the Debt Security, as the case may be, does not purport to be complete and is qualified in its entirety by reference to the applicable form of Indenture or Debt Security, respectively, filed as an exhibit to the Registration Statement.

         Reference is made to the applicable Prospectus Supplement for any series of Debt Securities for the following terms: (1) the designation of such series of Debt Securities, (2) the aggregate principal amount of such series of Debt Securities, (3) the stated maturity or maturities for payment of principal of such series of Debt Securities and any sinking fund or analogous provisions,
(4) the rate or rates at which such series of Debt Securities shall bear interest or the method of calculating such rate or rates of interest and the interest payment dates for such series of Debt Securities, (5) the currencies, currency unit or index in or according to which principal of and interest and any premium on such series of Debt Securities shall be payable (if other than United States Dollars), (6) the redemption date or dates, if any, and the redemption price or prices and other applicable redemption provisions for such series of Debt Securities, (7) whether such series of Debt Securities shall be issued as one or more global debt securities ("Global Debt Securities"), and, if so, the identity of the Depositary (the "Debt Depositary") for such Global Debt Security or Debt Securities, (8) if not issued as one or more Global Debt Securities, the denominations in which such series of Debt Securities shall be issuable (if other than denominations of $1,000 and any integral multiple thereof), (9) the date from which interest on such series of Debt Securities shall accrue, (10) the basis upon which interest on such series of Debt Securities shall be computed (if other than on the basis of a 360-day year of twelve 30-day months), (11) if other than the principal amount thereof, the portion of the principal amount of such series of Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture, (12) if other than the Trustee, the person or persons who shall be registrar for such series of Debt Securities, (13) the Record Date, (14) the identity of the Trustee, (15) any covenants of the Corporation with respect to a series of Debt Securities, (16) whether the Debt Securities are convertible into or exchangeable for Securities, or securities of the Company or Third Party Securities (as herein defined), and the terms of such conversion or exchange and
(17) any other term or provision relating to such series of Debt Securities which is not inconsistent with the provisions of the Indenture.

         Except as described in this Prospectus or the accompanying Prospectus Supplement, the Indentures do not contain any covenants specifically designed to protect holders of the Debt Securities against a reduction in the creditworthiness of the Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the Debt Securities.

         In the event Debt Securities of any series are to be offered that are convertible into or exchangeable for securities of third parties ("Third Party Securities"), the Prospectus Supplement will identify the Third Party Securities, the Company of such Third Party Securities (the "Third Party Company"), all documents filed by the Third Party Company pursuant to

Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of such Third Party Company's last completed fiscal year for which a Form 10-K annual report has been filed and the document or documents filed under the Exchange Act which contain a description of the Third Party Securities being sold or, if no such document or documents exist, the Prospectus Supplement will include a description of the Third Party Securities being sold. Third Party Securities will only be securities of third parties that are eligible to use Form S-3 (or any successor form) for primary offerings under the rules and regulations of the Commission. To the extent the Securities Act requires registration of the Third Party Securities by the Third Party Company, such as where the Third Party Company is an affiliate of the Company, in connection with the issuance, conversion and/or exchange of such Debt Securities, the Company will cause the Third Party Company to file a third party registration statement ("Third Party Registration Statement") under the Securities Act. Where the conversion and/or exchange of the Debt Securities would require an effective Third Party Registration Statement at the time of such exchange or conversion, the exchange or conversion will be subject to the effectiveness of such registration statement.

         For example, Debt Securities that are convertible into or exchangeable for Third Party Securities may be convertible or exchangeable by their terms at the election of the Company or mandatorily at the expiration of a specified period or at other times under specified circumstances ("Mandatory Debt Securities") or may be convertible or exchangeable by their terms at the election of the Debt Holder at any time during a specified period or periods or on a specified date or dates ("Voluntary Debt Securities"). In the case of both Mandatory Debt Securities and Voluntary Debt Securities, if the Company is an affiliate of the Third Party Company, the Third Party Securities into which they may be converted or for which they may be exchanged will be the subject of a registration statement filed under the Securities Act by the Third Party Company prior to any offer of such Mandatory or Voluntary Debt Securities, and a Third Party Registration Statement with respect to such Third Party Securities will have been declared effective prior to any sale of such Mandatory or Voluntary Debt securities, except in the case of Voluntary Debt Securities that are not immediately exercisable or convertible, in which case, such a Third Party Registration Statement would have to be effective, absent an exemption, when the Debt Holder elects to convert such Voluntary Debt Securities into or exchange them for Third Party Securities.

EVENTS OF DEFAULT

         The Indentures define an "Event of Default" with respect to any particular series of the Debt Securities as being any one of the following events: (1) default in the payment of interest on any Debt Security of such series and the continuance of such default for a period of 30 days, or, in the case of the Subordinated Debt Indenture, for a period of 90 days, (2) default in the payment of all or any part of the principal of or any premium on any Debt Security of such series when due whether at maturity, by proceedings for redemption, by declaration or otherwise, or (3) default in the satisfaction of any sinking fund payment obligation relating to such series of Debt Securities, when due and payable, or (4) failure on the part of the Company to observe or perform in any material respect any other agreements or covenants contained in the Debt Securities of such series, the Indenture or any supplemental indenture relating thereto, specifically contained for the benefit of the Holders of the Debt Securities of such series, and continuance of the default for a period of 90 days after notice has been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Debt Securities of such series and all other series so benefited (all series voting as one class) at the time outstanding under the Indenture, or (5) certain events of bankruptcy, insolvency or reorganization involving the Company. An Event of Default with respect to a series of Debt Securities will not necessarily constitute an Event of Default with respect to any other series of Debt Securities. Except as may be described in the accompanying Prospectus Supplement, the Indentures do not contain any Events of Default other than those referred to herein.

         If an Event of Default occurs with respect to the Debt Securities of any one or more particular series and is continuing, the Trustee, by notice to the Company, or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of each such series, by notice in writing to the Company and to the Trustee, may declare the principal amount (or, if the Debt Securities of any such series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Debt Securities of such series, together with any accrued interest, to be immediately due and payable.

         The foregoing provisions, however, are subject to the condition that if, at any time after the principal amount of the Debt Securities of any one or more series (or of all the Debt Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay any matured instalments of interest upon all the Debt Securities of such series
(or upon all the Debt Securities, as the case may be) and the principal of any and all Debt Securities of such series (or of any and all the Debt Securities, as the case may be) which shall have become due otherwise than by declaration (with interest on overdue instalments of interest to the extent permitted by law and on such principal at the rate or rates of interest borne by, or prescribed therefor in, the Debt Securities of such series to the date of such payment or deposit) and the amounts payable to the Trustee under the Indenture and any and all defaults under the Indenture with respect to Debt Securities of such series (or all Debt Securities, as the case may be), other than the non-payment of principal of and any accrued interest on Debt Securities of such series (or any Debt Securities, as the case may be) which shall have become due by declaration shall have been cured, remedied or waived as provided in the Indenture--then and in every such case the Holders of a majority in principal amount of the Debt Securities of such series (or of all the Debt Securities, as the case may be) then outstanding (such series or all series voting as one class if more than one series are so entitled) by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or any premium or interest on the Debt Securities of the series to which the default relates or to enforce the performance of any provision of such series of Debt Securities or the Indenture.

         The holders of a majority in principal amount of the outstanding Debt Securities of any series may waive any past Event of Default with respect of such series and its consequences, except a continuing default in the payment of the principal of or any redemption premium or interest on such Debt Securities or in the satisfaction of any sinking fund obligation relating to such series of Debt Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Debt Security so affected.

MODIFICATIONS OF THE INDENTURE

         Each of the Indentures provides that the Company and the Trustee may enter into a supplemental indenture to amend the Indenture or the Debt Securities without the consent of any Debt Security holder: (1) to cure any ambiguity, defect or inconsistency; (2) to permit a successor to assume the Company's obligations under the Indenture as permitted by the Indenture; (3) to eliminate or change any provision of the Indenture if such does not adversely affect the rights of any outstanding Debt Securityholder; (4) to provide for the issuance and establish the terms and conditions of Debt Securities of any series; (5) to add to the covenants of the Company further covenants, restrictions or conditions for the protection of the Holders of all or any particular series of Debt Securities and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture; or (6) to appoint, at the request of the Trustee, a successor Trustee for a particular series of Debt Securities to act as such pursuant to the provisions of the Indenture.

         Each of the Indentures and the rights and obligations of the Company and of the holders of the Debt Securities may be modified or amended at any time with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Debt Securities at the time outstanding under such Indenture and affected by such modification or amendment (voting as one class); provided, however, that without the consent of the holder of the Debt Securities affected, no such modification or amendment shall, among other things, change the fixed maturity or redemption date thereof, reduce the rate of interest thereon or alter the method of determining such rate of interest, extend the time of payment of interest, reduce the principal amount thereof, reduce any premium payable upon the redemption thereof, or change the coin or currency in which any Debt Securities or the interest thereon are payable or impair the right to institute suit for the enforcement of any such payment, or reduce the percentage of the holders of such Debt Securities whose consent is required for any such modification or amendment or change the time of payment or reduce the amount of any minimum sinking account or fund payment or modify any provisions of the Indenture relating to the amendment thereof or the creation of a supplemental indenture (unless the change increases the rights of the holders).

DEFEASANCE AND DISCHARGE

         All liability of the Company in respect to any outstanding Debt Securities shall cease, terminate and be completely discharged if the Company shall (a) deposit with the Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States of America (or in the case of Debt Securities denominated in a currency other than U.S. Dollars, of the government that issued such currency), or obligations the principal of and interest on which are guaranteed by the United States of America (or in the case of Debt Securities denominated in a currency other than U.S. Dollars, guaranteed by the government that issued such currency), in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates will provide funds sufficient to pay the principal of and interest and any premium to maturity or to the redemption date, as the case may be, with respect to such Debt Securities, and (b) deliver to the Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such discharge. All obligations of the Company to comply with certain covenants applicable to any outstanding Debt Securities shall cease if the Company shall deposit with the Trustee, in trust, at or before maturity, lawful money or direct obligations of the United States of America (or in the case of Debt Securities denominated in a currency other than U.S. Dollars, of the government that issued such currency), or obligations the principal of and interest on which are guaranteed by the United States of America (or in the case of Debt Securities denominated in a currency other than U.S. Dollars, by the government that issued such currency), in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates will provide funds sufficient to pay the principal of and interest and any premium to maturity or to the redemption date, as the case may be, with respect to such Debt Securities.

CONCERNING THE TRUSTEE

         The Trustee for the Senior Debt Securities and the Trustee for the Subordinated Debt Securities will be identified in the relevant Prospectus Supplement. In certain instances, the Company or the Holders of a majority of the then outstanding principal amount of the Debt Securities issued under an Indenture may remove the Trustee and appoint a successor Trustee. The Trustee may become the owner or pledgee of any of the Debt Securities with the same rights it would have if it were not the Trustee. The Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank under the laws of the United States or of any state thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000 and subject to examination by federal or state or District of Columbia authority. From time to time, the Trustee may also serve as Trustee under other indentures relating to Debt Securities issued by the Company or affiliated companies and may engage in commercial transactions with the Company and affiliated companies.

SENIOR DEBT SECURITIES

         The Senior Debt Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness for borrowed money of the Company.

SUBORDINATED DEBT SECURITIES

         Subordinated Debt Securities may be issued from time to time in one or more series under the Subordinated Debt Indenture. The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the Prospectus Supplement that will accompany this Prospectus.

         In the event the Subordinated Debt Securities are issued to an ATI Trust or a trustee of such trust in connection with the issuance of Trust Securities by such ATI Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such ATI Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to an ATI Trust or a trustee of such trust in connection with the issuance of Trust Securities by such ATI Trust.

        Unless otherwise provided in the applicable Prospectus Supplement, if Subordinated Debt Securities are issued to an ATI Trust or a trustee of such trust in connection with the issuance of Trust Securities by such ATI Trust and
(i) there shall have occurred an event that would constitute an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any Debt Securities which rank pari passu with or junior to such Subordinated Debt Securities; provided that the foregoing restriction does not apply to any stock dividends paid by the Company where the dividend stock is of the same class as that of the stock held by the holders receiving the dividend.

       DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

         The following statements with respect to the Common Stock Warrants and Preferred Stock Warrants (collectively, the "Stock Warrants") are summaries of, and subject to, the detailed provisions of a warrant agreement ("Stock Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Stock Warrant Agent"), which Stock Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Stock Warrant Provisions (the "Stock Warrant Provisions") filed as an exhibit to the Registration Statement or other provisions set forth in the Stock Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

         The Stock Warrants, evidenced by warrant certificates (the "Stock Warrant Certificates"), may be issued under the Stock Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Stock Warrants are offered, the related Prospectus Supplement will describe the terms of the Stock Warrants, including without limitation the following: (i) the offering price, if any; (ii) the designation and terms of the Common or Preferred Stock purchasable upon exercise of the Stock Warrants; (iii) the number of shares of Common or Preferred Stock purchasable upon exercise of one Stock Warrant and the initial price at which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the Stock Warrants shall commence and the date on which such right shall expire; (v) Federal income tax consequences; (vi) call provisions, if any; (vii) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (viii) the antidilution provisions of the Stock Warrants; and (ix) any other terms of the Stock Warrants. The shares of Common or Preferred Stock issuable upon exercise of the Stock Warrants will, when issued in accordance with the Stock Warrant Agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

         Stock Warrants may be exercised by surrendering to the Stock Warrant Agent the Stock Warrant certificate signed by the warrantholder, or its duly authorized agent, indicating the warrantholder's election to exercise all or a portion of the Stock Warrants evidenced by the certificate, at the sole cost and risk of such holder. Surrendered Stock Warrant certificates shall be accompanied by payment of the aggregate exercise price of the Stock Warrants to be exercised, as set forth in the related Prospectus Supplement, which payment may be made in the form of cash or a check equal to the exercise price. Certificates evidencing duly exercised Stock Warrants will be delivered by the Stock Warrant Agent to the transfer agent for the Common Stock or the Preferred Stock, as the case may be. Upon receipt thereof, the transfer agent shall deliver or cause to be delivered, to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of Common Stock or Preferred Stock purchased. If fewer than all of the Stock Warrants evidenced by any certificate are exercised, the Stock Warrant Agent shall deliver to the exercising warrantholder a new Stock Warrant certificate representing the unexercised Stock Warrants.

ANTIDILUTION PROVISIONS

         The exercise price payable and the number of shares of Common or Preferred Stock purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common or Preferred Stock, respectively, or a combination, subdivision or reclassification of Common or Preferred Stock, respectively. In lieu of adjusting the number of shares of Common or Preferred Stock purchasable upon exercise of each Stock Warrant, the Company may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common or Preferred Stock into which such Stock Warrants were exercisable immediately prior thereto.

NO RIGHTS AS STOCKHOLDERS

         Holders of Stock Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as stockholders of the Company.

                    DESCRIPTION OF THE THIRD PARTY WARRANTS

         The following statements with respect to the Third Party Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Third Party Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Third Party Warrant Agent"), which Third Party Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Stock Warrant Provisions or Standard Debt Securities Warrant Provisions filed as an exhibit to the Registration Statement or other provisions set forth in the Third Party Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

         The Third Party Warrants, evidenced by warrant certificates (the "Third Party Warrant Certificates"), may be issued under the Third Party Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Third Party Warrants are offered, the related Prospectus Supplement will describe the terms of the warrants, including without limitation the following:
(i) the offering price, if any; (ii) the designation, aggregate principal amount and terms of the Third Party Securities purchasable upon exercise of the warrants; (iii) if applicable, the designation and terms of the Third Party Securities with which the Third Party Warrants are issued and the number of Third Party Warrants issued with each such Third Party Security; (iv) if applicable, the date on and after which the Third Party Warrants and the related Third Party Securities will be separately transferable; (v) the number or principal amount of Third Party Securities purchasable upon exercise of one Third Party Warrant and the price at which such number or principal amount of Third Party Securities may be purchased upon exercise; (vi) the date on which the right to exercise the Third Party Warrants shall commence and the date on which such right shall expire; (vii) Federal income tax consequences; (viii) whether the warrants represented by the Third Party Warrant Certificates will be issued in registered or bearer form; (ix) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (x) the antidilution provisions of the Third Party Warrants; and (xi) any other terms of the Third Party Warrants.

         The Prospectus Supplement will identify the Third Party Securities, the Third Party Company, all documents filed by the Third Party Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of such Third Party Company's last completed fiscal year for which a Form 10-K annual report has been filed and the document or documents filed under the Exchange Act which contain a description of the Third Party Securities being sold or, if no such document or documents exist, the Prospectus Supplement will include a description of the Third Party Securities being sold. Third Party Warrants may be offered only with respect to Third Party Securities of Third Party Companies that are eligible to use Form S-3 (or any successor form) for primary offerings under the rules and regulations of the Commission. To the extent the Securities Act requires registration of the Third Party Securities by the Third Party Company, such as where the Third Party is an affiliate of the Company, in connection with the issuance and/or exercise of Third Party Warrants, the Company will cause the Third Party Company to file a Third Party Registration Statement under the Securities Act. Where the exercise of Third Party Warrants would require the Third Party to have an effective Third Party Registration Statement at the time of exercise, the exercise will be subject to the effectiveness of such registration statement.

         For example, if the Company is an affiliate of the Third Party Company, the Third Party Securities that can be acquired upon exercise of the Third Party Warrants will be the subject of a registration statement filed under the Securities Act by the Third Party Company prior to any offer of such Third Party Warrants, and a Third Party Registration Statement will have been declared effective prior to any sale of Third Party Warrants, except in the case of Third Party Warrants which are not immediately exercisable, in which case, such a registration statement would have to be effective, absent an exemption, when the holder of any Third Party Warrants elects to exercise them to acquire Third Party Securities.

         Third Party Warrant Certificates may be exchanged for new Third Party Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Third Party Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein.
Warrantholders do not have any of the rights of holders of Third Party Securities (except as may be otherwise set forth in the Prospectus Supplement).

EXERCISE OF THIRD PARTY WARRANTS

         Third Party Warrants may be exercised by surrendering the Third Party Warrant Certificate at the corporate trust office of the Third Party Warrant Agent, with the form of election to purchase on the reverse side of the Third Party Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Third Party Warrants, the Third Party Warrant Agent will, as soon as practicable, deliver the Third Party Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the Third Party Warrants evidenced by the Third Party Warrant Certificate are exercised, a new Third Party Warrant Certificate will be issued for the remaining amount of Third Party Warrants.


            DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

         The following statements with respect to the Debt Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), which Debt Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions (the "Debt Warrant Provisions") filed as an exhibit to the Registration Statement, or other provisions set forth in the Debt Warrant Agreement which will be filed as an exhibit to or incorporated by reference in the Registration Statement.

GENERAL

         The Debt Warrants, evidenced by warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. If Debt Warrants are offered, the related Prospectus Supplement will describe the terms of the warrants, including without limitation the following: (i) the offering price, if any; (ii) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the warrants; (iii) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (iv) if applicable, the date on and after which the Debt Warrants and the related Securities will be separately transferable; (v) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise; (vi) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (vii) Federal income tax consequences; (viii) whether the warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form; (ix) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (x) the antidilution provisions of the Debt Warrants; and (xi) any other terms of the Debt Warrants.

         Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an Indenture or form of the Debt Security, as the case may be, and the series of Debt Securities issuable upon exercise of the Debt Warrants) and are not entitled to payments of principal of and interest, if any, on the Debt Securities.

EXERCISE OF DEBT WARRANTS

         Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.


        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

         The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Preferred Stock or Common Stock at a future date or dates. The price per share of Preferred Stock or Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to Stock Purchase Contracts upon certain events. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U. S. Obligations, securing the holders' obligations to purchase the Common Stock or the Preferred Stock under the Purchase Contracts.

         In the case of Stock Purchase Units that include debt obligations of third parties, unless a holder of Stock Purchase Units settles its obligations under the Stock Purchase Contracts early through the delivery of consideration to the Company or its agent in the manner discussed below, the principal of such debt obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts.

         In the case of Stock Purchase Units that include Debt Securities or Preferred Securities, in the absence of any such early settlement or the election by a holder to pay the consideration specified in the Stock Purchase Contracts prior to the stated settlement date, the Debt Securities or Preferred Securities will automatically be presented to the applicable ATI Trust for redemption at 100% of face or liquidation value and the ATI Trust will present Subordinated Debt Securities in an equal principal amount to the Company for redemption at 100% of face or principal amount. Amounts received in respect of such redemption will automatically be transferred to AirTouch and applied to satisfy in full the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or visa versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

         Holders of Stock Purchase Units may be entitled to settle the underlying Stock Purchase Contracts prior to the stated settlement date by surrendering the certificate evidencing the Stock Purchase Units, accompanied by the payment due, in such form and calculated pursuant to such formula as may be prescribed in the Stock Purchase Contracts and described in the applicable Prospectus Supplement. Upon early settlement, the holder would receive the number of shares of Common Stock or Preferred Stock deliverable under such Stock Purchase Contracts, subject to adjustment in certain cases. Holders of Stock Purchase Units may be entitled to exchange their Stock Purchase Units together with appropriate collateral, for separate Stock Purchase Contracts and Preferred Securities, Debt Securities or debt obligations. In the event of either such early settlement or exchange, Preferred Securities, Debt Securities or debt obligations that were pledged as security for the obligation of the holder to perform under the Stock Purchase Contracts would be transferred to the holder free and clear of the Company's security interest therein.

         The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.


                    DESCRIPTION OF THE PREFERRED SECURITIES

         Each ATI Trust may issue, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each ATI Trust authorizes the Regular Trustees of each ATI Trust to issue on behalf of such ATI Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act.
The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions, as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities for specific terms including (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such ATI Trust, (vi) the obligation, if any, of such ATI Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such ATI Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of Preferred Securities issued by such ATI Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by both ATI Trusts, as a condition to specified action or amendments to the Declaration of such ATI Trust, (viii) whether the Preferred Securities will be issued in the form of one or more global securities, and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such ATI Trust consistent with the Declaration of such trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

         In connection with the issuance of Preferred Securities, each ATI Trust will issue one series of Common Securities. The Declaration of each ATI Trust authorizes the Regular Trustees to issue on behalf of such ATI Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an ATI Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made theron pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances the Common Securities will also carry the right to vote and to appoint, remove or replace any of the ATI Trustees. All of the Common Securities will be directly or indirectly owned by the Company.


                         DESCRIPTION OF THE GUARANTEES

         Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The indenture trustee under each Guarantee (the "Guarantee Trustee") will be identified in the relevant Prospectus Supplement, and will be a financial institution not affiliated with the Company that has a combined capital and surplus of not less than $100,000,000. The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act.
The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable ATI Trust.

GENERAL

         Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full to the holders of the Preferred Securities issued by each ATI Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such ATI Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such ATI Trust may have or assert. The following payments with respect to Preferred Securities issued by each ATI Trust (the "Guarantee Payments"), to the extent not paid by such ATI Trust, will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such ATI Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such ATI Trust has funds available therefor with respect to any Preferred Securities called for redemption by such ATI Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such ATI Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such ATI Trust has funds available therefor or (b) the amount of assets of such ATI Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such ATI Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable ATI Trust to pay such amounts to such holders.

         Each Guarantee will be an unconditional guarantee with respect to the Preferred Securities issued by the applicable ATI Trust from the time of issuance of such Preferred Securities but will not apply to any payment of distributions except to the extent such ATI Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an ATI Trust, such ATI Trust will not pay distributions on the Preferred Securities issued by such ATI Trust and will not have funds available therefor. See "Description of the Preferred Securities; "Description of Debt Securities -- Subordinated Debt Securities."

         The Company has also agreed to unconditionally guarantee the obligations of the ATI Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Guarantees, except that, upon an event of default under the Subordinated Indenture, holders of Preferred Securities under the Guarantees shall have priority over holders of Common Securities under the Common Securities Guarantee with respect to distributions and payments on liquidations, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

        In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable ATI Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Guarantee or the Declaration of such ATI Trust, then (a) the Company shall not declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities. However, each Guarantee will except from the foregoing any stock dividends paid by the Company, or any of its subsidiaries, where the dividend stock is of the same class as that on which the dividend is being paid.

MODIFICATION OF THE GUARANTEES; ASSIGNMENT

         Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable ATI Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of AirTouch and shall inure to the benefit of the holders of the Preferred Securities of the applicable ATI Trust then outstanding.

EVENTS OF DEFAULT

         An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payments or other obligations thereunder.
The holders of a majority in liquidation amount of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         If the Guarantee Trustee fails to enforce such Guarantee, any holder of Preferred Securities relating to such Guarantee may, after a period of 30 days has elapsed from such holder's written request to the Guarantee Trustee to enforce the Guarantee, institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under such Guarantee without first instituting a legal proceeding against the relevant ATI Trust, the Guarantee Trustee or any other person or entity.

         The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each of the Guarantees and as to any default in such performance and an officer's certificate as to the Company's compliance with all conditions under each of the Guarantees.

TERMINATION OF THE GUARANTEES

        Each Guarantee will terminate as to the Preferred Securities issued by the applicable ATI Trust upon full payment of all distributions relating to the Preferred Securities or the Redemption Price of all Preferred Securities of such Trust, upon distribution of the subordinated Debt Securities held by such ATI Trust to the holders of the Preferred Securities of such ATI Trust or upon full payment of the amounts payable in accordance with the Declaration of such ATI Trust upon liquidation of such ATI

Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable ATI Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

         Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by such ATI Trust by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

         Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).


                              PLAN OF DISTRIBUTION

         The Company or any ATI Trust may, from time to time, sell Securities
(1) through underwriters or dealers, (2) directly to one or more purchasers, or
(3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Securities offered thereby, including the name or names of any underwriters, the purchase price of the Securities, and the proceeds to the Company or any ATI Trust from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

         If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Prospectus Supplement if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Securities may also be sold directly by the Company or an ATI Trust or through agents designated by the Company or any ATI Trust from time to time. Any agent involved in the offering and sale of Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or an ATI Trust to such agent will be set forth in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

         If so indicated in the related Prospectus Supplement, the Company or an ATI Trust will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by the Company or an ATI Trust. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except (1) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (2) if the particular Securities are being sold to underwriters, the Company or the ATI Trust shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or any ATI Trust or such institutional investors thereunder.

         Securities offered other than Common Stock may be a new issue of securities with no established trading market. Any underwriters to whom such Securities are sold by the Company or an ATI Trust for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Securities.

         Agents and underwriters may be entitled under agreements entered into with the Company or an ATI Trust to indemnification by the Company or such trust against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company or any ATI Trust in the ordinary course of business.


                          ERISA AND TAX CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on investments by employee benefit plans that are subject to ERISA. The Internal Revenue Code of 1986, as amended (the "Code"), imposes additional restrictions on investments by tax-exempt retirement plans, individual retirement accounts, and similar entities. The Code also provides that certain types of income received by organizations that generally are exempt from federal income tax will nevertheless be subject to taxation. Retirement plans, tax-exempt organizations and similar entities should consult their tax and legal advisors and the applicable Prospectus Supplement before acquiring Securities.

                                 LEGAL MATTERS

         The legality of the Securities (other than the Preferred Securities) offered hereby will be passed upon by Pillsbury Madison & Sutro, San Francisco, California, counsel for the Company. The legality of the Preferred Securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware. Certain legal matters will be passed upon for the underwriters by Cleary, Gottlieb, Stein & Hamilton, New York, New York, except as otherwise set forth in the Prospectus Supplement.


                                    EXPERTS

        The consolidated financial statements of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, contained in the Company's Annual Report on Form 10-K, have been audited by Coopers & Lybrand LLP, independent auditors, as set forth in their report thereon incorporated therein and herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of CMT Partners as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Mannesmann Mobilfunk GmbH as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Cellular Communications, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 included in Cellular Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of New Par (a partnership) as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 included in AirTouch Communications, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

      NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AIRTOUCH COMMUNICATIONS, INC. OR BY ANY AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AIRTOUCH COMMUNICATIONS, INC. OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                 -------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
INDEX OF TERMS  . . . . . . . . . . . . . . . . . . . . . .                   3
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . .                   4
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . .                   4
AIRTOUCH COMMUNICATIONS, INC. . . . . . . . . . . . . . . .                   5
THE ATI TRUSTS  . . . . . . . . . . . . . . . . . . . . . .                   5
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . .                   5
RATIO OF EARNINGS TO FIXED CHANGES  . . . . . . . . . . . .                   6
GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS  . . . .                   6
DESCRIPTION OF THE COMMON STOCK . . . . . . . . . . . . . .                   6
DESCRIPTION OF THE PREFERRED STOCK  . . . . . . . . . . . .                   8
DESCRIPTION OF THE DEPOSITARY SHARES  . . . . . . . . . . .                   9
DESCRIPTION OF THE DEBT SECURITIES  . . . . . . . . . . . .                  11
DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON
  OR PREFERRED STOCK  . . . . . . . . . . . . . . . . . . .                  15
DESCRIPTION OF THE THIRD PARTY WARRANTS . . . . . . . . . .                  16
DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES . .                  17
DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
  AND STOCK PURCHASE UNITS  . . . . . . . . . . . . . . . .                  17
DESCRIPTION OF THE PREFERRED SECURITIES . . . . . . . . . .                  18
DESCRIPTION OF THE GUARANTEES . . . . . . . . . . . . . . .                  19
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . .                  21
ERISA AND TAX CONSIDERATIONS  . . . . . . . . . . . . . . .                  22
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . .                  22
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . .                  22

================================================================================

================================================================================


                                 $2,000,000,000

                         AIRTOUCH COMMUNICATIONS, INC.

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                             COMMON STOCK WARRANTS
                            PREFERRED STOCK WARRANTS
                       THIRD PARTY WARRANTS DEBT WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS


                                ATI FINANCING I
                                ATI FINANCING II
                             PREFERRED SECURITIES,
                               GUARANTEED TO THE
                           EXTENT SET FORTH HEREIN BY
                         AIRTOUCH COMMUNICATIONS, INC.




                             ________________, 1995

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*
         Securities and Exchange Commission Registration Fee . . .        $  689,655.17
         Printing and Engraving Expenses. . . . . . . . . . . . . .          100,000.00
         Accounting Fees and Expenses . . . . . . . . . . . . . . .          150,000.00
         Legal Fees and Expenses  . . . . . . . . . . . . . . . . .          150,000.00
         Trustee Fees . . . . . . . . . . . . . . . . . . . . . . .           40,000.00
         Fees of Rating Agencies  . . . . . . . . . . . . . . . . .          200,000.00
         Blue Sky Fees and Expenses . . . . . . . . . . . . . . . .           25,000.00
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .           45,344.83
                                                                          -------------
         TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . .       $1,400,000.00
                                                                          =============


*Estimated, except for the SEC Registration Fee.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "Delaware GCL") permits the Company's board of directors to indemnify any person against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Article EIGHTH of the Company's Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law.

         As permitted by Sections 102 and 145 of the Delaware GCL, Article NINTH of the Company's Certificate of Incorporation eliminates a director's personal liability for monetary damage to the Company and its stockholders arising from a breach or alleged breach of director's fiduciary duty except to the extent not permitted under the Delaware GCL.

         In addition the Company has entered into separate indemnification agreements with its directors and officers that require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

         The Declaration of each ATI Trust provides that no ATI Trustee, affiliate of any ATI Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any ATI Trustee, or any employee or agent of such ATI Trust or its affiliates (each an "Indemnified Person"), shall be liable, responsible or accountable in damages or otherwise to such ATI Trust or any employee or agent of the trust or its affilaites for any lloss, damage or claim incurred by reason of any act or omission performed or amitted by such Indemnified Person in good faith on behalf of such ATI Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each ATI Trust also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such ATI Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each ATI Trust, further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an

Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

         The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or ATI Trusts.

         Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this registration statement will agree to indemnify the Company's directors and their officers and the ATI Trustees who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the ATI Trusts by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated by reference as exhibits hereto.

         1.1     Form of Underwriting Agreement (Debt Securities).

         1.2     Form of Underwriting Agreement (Equity Securities).

         4.1     Certificate of Incorporation of the Company (filed as Exhibit
                 3.1 to Form 8-K, Date of Report: December 15, 1994, filed on December 19, 1994, File No. 1-12342, and incorporated herein).

         4.2 Rights Agreement between the Company and the Bank of New York, Rights Agent, dated as of September 19, 1994 (filed as Exhibit 4 to the Company's Form 8-K, Date of Report: December 15, 1994, filed on December 19, 1994, File No. 1- 12342, and incorporated herein).

         4.3 Amended and Restated Bylaws of the Company, as of November 18, 1994 (filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed April 5, 1995, File No. 1-12342, and incorporated herein).

         4.4     Certificate of Trust of ATI Financing I.

         4.5     Certificate of Trust of ATI Financing II.

         4.6 Form of Amended and Restated Declaration of Trust of ATI Financing I and ATI Financing II.

         4.7     Form of Pledge Agreement.

         4.8     Form of Senior Indenture.

         4.9     Form of Standard Stock Warrant Provisions.

         4.10    Form of Standard Debt Securities Warrant Provisions.

         4.11    Form of Deposit Agreement.

         4.12    Form of Subordinated Indenture.

         4.13    Form of Preferred Securities Guarantee Agreement.

         4.14    Form of Stock Purchase Contract Agreement.

         5.1(a)  Opinion of Pillsbury Madison & Sutro.

         5.1(b)  Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing I).

         5.1(c)  Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing II).

         12.1    Statement re Computation of Ratios.

         15.1    Letter re unaudited interim financial information.

         23.1    Consent of Coopers & Lybrand L.L.P., independent auditors.

         23.2    Consent of Ernst & Young LLP (NewPar).

         23.3    Consent of Ernst & Young LLP (CCI).

         23.4    Consent of Coopers & Lybrand L.L.P. (CMT Partners).

         23.5 Consent of KPMG Deutsche Treuhand-Gesellschaft (Mannesmann Mobilfunk).

         23.6    Consent of Pillsbury Madison & Sutro (included in Exhibits
                 5.1(a)).

         23.7    Consent of Morris, Nichols, Arsht & Tunnell (included in
                 Exhibit 5.1(b) and 5.1(c)).

         24.1    Power of Attorney (AirTouch Communications, Inc.).

         24.2    Power of Attorney (included on page II-6).

         24.3    Power of Attorney (inlcuded on page II-6).

-------------

ITEM 17.  UNDERTAKINGS.

         AirTouch Communications, Inc., ATI Financing I and ATI Financing II (the "Registrants") hereby undertake:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                         (i)       To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by AirTouch Communications, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of AirTouch Communications, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         ATI Trust I and ATI Trust II each hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 15 or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants, will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection
(a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

         The Registrants hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 20, 1995.

                            AIRTOUCH COMMUNICATIONS, INC.


                            By /s/  Lydell L. Christensen
                              --------------------------------------------------
                                            Lydell L. Christensen,
                            Executive Vice President and Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons and in the capacities indicated on the 20th day of September, 1995.

            Name                                                       Title
            ----                                                       -----
    /s/  Sam Ginn*                                  Chairman of the Board and
    --------------------------------------          Chief Executive Officer (principal executive
                                                    officer)
             (Sam Ginn)

    /s/  Lydell L. Christensen*                     Executive Vice President, Finance and
    --------------------------------------          Chief Financial Officer (principal financial
             (Lydell L. Christensen)                officer)


     /s/  Mohan Gyani*                              Vice President, Finance
    --------------------------------------          and Treasurer (principal accounting officer)
             (Mohan Gyani)

     /s/  Carol A. Bartz*                                            Director
    --------------------------------------
             (Carol A. Bartz)

     /s/  C. Lee Cox*                               Vice Chairman of the Board
    --------------------------------------
             (C. Lee Cox)


    /s/  Donald G. Fisher*                          Director
    --------------------------------------
             (Donald G. Fisher)


     /s/  James R. Harvey*                         Director
    --------------------------------------
             (James R. Harvey)

    /s/  Paul Hazen*                               Director
    --------------------------------------
             (Paul Hazen)

    /s/  Arthur Rock*                              Director
    --------------------------------------
             (Arthur Rock)

    /s/  Arun Sarin*                               Vice Chairman of the Board
    --------------------------------------
             (Arun Sarin)

    /s/  Charles R. Schwab*                        Director
    --------------------------------------
             (Charles R. Schwab)

    /s/  George P. Schultz*                        Director
    --------------------------------------
             (George P. Schultz)

*By  /s/  Sam Ginn
    --------------------------------------
             Attorney-in-Fact

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, each of ATI Financing I and ATI Financing II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 20, 1995.


                               POWER OF ATTORNEY

       Each of the undersigned hereby constitutes and appoints Lydell L. Christensen, Margaret G. Gill, Sam Ginn, Mohan S. Gyani, and Arun Sarin, and each of them, his/her attorneys for him/her in his/her stead, in each of his/her offices and capacities as a trustee of ATI Financing I and ATI Financing II, to sign and to file with the Commission such Registration Satements on Form S-3, and any and all amendments, modifications, or supplements thereto, and any exhibits thereto, and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid securities.


                                                 ATI FINANCING I

                                                 By: /s/  Sam Ginn
                                                    ----------------------------
                                                      Sam Ginn, Trustee


                                                 By: /s/  Mohan S. Gyani
                                                    ----------------------------
                                                      Mohan S. Gyani, Trustee


                                                 By: /s/  Margaret G. Gill
                                                    ----------------------------
                                                      Margaret G. Gill, Trustee


                                                 ATI FINANCING II

                                                 By: /s/  Sam Ginn
                                                    ----------------------------
                                                      Sam Ginn, Trustee


                                                 By: /s/  Mohan S. Gyani
                                                    ----------------------------
                                                      Mohan S. Gyani, Trustee


                                                 By: /s/ Margaret G. Gill
                                                    ----------------------------
                                                      Margaret G. Gill, Trustee

                                 EXHIBIT INDEX


         1.1     Form of Underwriting Agreement (Debt Securities).

         1.2     Form of Underwriting Agreement (Equity Securities).

         4.1     Certificate of Incorporation of the Company (filed as Exhibit
                 3.1 to Form 8-K, Date of Report: December 15, 1994, filed on December 19, 1994, File No. 1-12342, and incorporated herein).

         4.2 Rights Agreement between the Company and the Bank of New York, Rights Agent, dated as of September 19, 1994 (filed as Exhibit 4 to the Company's Form 8-K, Date of Report: December 15, 1994, filed on December 19, 1994, File No. 1- 12342, and incorporated herein).

         4.3 Amended and Restated Bylaws of the Company, as of November 18, 1994, (filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed April 5, 1995, File No. 1-12342, and incorporated herein).

         4.4     Certificate of Trust of ATI Financing I.

         4.5     Certificate of Trust of ATI Financing II.

         4.6 Form of Amended and Restated Declaration of Trust of ATI Financing I and ATI Financing II.

         4.7     Form of Pledge Agreement.

         4.8     Form of Senior Indenture.

         4.9     Form of Standard Stock Warrant Provisions.

         4.10    Form of Standard Debt Securities Warrant Provisions.

         4.11    Form of Deposit Agreement.

         4.12    Form of Subordinated Indenture.

         4.13    Form of Preferred Securities Guarantee Agreement.

         4.14    Form of Stock Purchase Contract Agreement.

         5.1(a)  Opinion of Pillsbury Madison & Sutro.


         5.1(b)  Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing I).

         5.1(c)  Opinion of Morris, Nichols, Arsht & Tunnell (ATI Financing II).

         12.1    Statement re Computation of Ratios.

         15.1    Letter re unaudited interim financial information.

         23.1    Consent of Coopers & Lybrand L.L.P., independent auditors.

         23.2    Consent of Ernst & Young LLP (NewPar).

         23.3    Consent of Ernst & Young LLP (CCI).

         23.4    Consent of Coopers & Lybrand L.L.P. (CMT Partners).

         23.5 Consent of KPMG Deutsche Treuhand-Gesellschaft (Mannesmann Mobilfunk).

         23.6 Consent of Pillsbury Madison & Sutro (included in Exhibits 5.1(a) and 8).

         23.7    Consent of Morris, Nichols, Arsht & Tunnell (included in
                 Exhibit 5.1(b) and 5.1(c)).

         24.1    Power of Attorney (AirTouch Communications, Inc.).

         24.2    Power of Attorney (included on page II-6).

         24.3    Power of Attorney (inlcuded on page II-6).